Exhibit 3.17


                            ARTICLES OF INCORPORATION

                                       OF

                           FEMCO MACHINE COMPANY, INC.

               The undersigned, being a person and acting as incorporator of a corporation under the General Corporation Law of Nevada, Chapter 78 of the Nevada Revised Statutes, hereby adopts the following as the Articles of Incorporation of such corporation:

                           --------------------------


                                   ARTICLE I

               The name of the Corporation shall be Femco Machine Company, Inc.

                                   ARTICLE II

               The initial registered office of the Corporation is located at One East First Street, Reno, (Washoe County) Nevada 89501, and the name of its initial registered agent at such address is The Corporation Trust Company of Nevada.

                                  ARTICLE III

               The aggregate number of shares of stock that the Corporation shall have authority to issue shall be 10,000 shares of stock, designated as "Common Stock," with a par value of One Dollar ($1.00) per share.

                                   ARTICLE IV

               The governing body of the Corporation will consist of directors, the number of which may be fixed from time to time by the Bylaws of the Corporation. The number of the initial directors shall be three (3). The initial directors shall hold office until their successors shall have been elected and qualified or until their death, resignation or removal from office in

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the manner provided by law or the Bylaws of the Corporation. The names and addresses of the initial directors are as follows:

Name                                  Address

Fred M. Butler                        700 E. Magnolia Ave. Suite B
                                      P. O. Box 66
                                      Manitowoc, WI  54221

Robert R. Friedl                      700 E. Magnolia Ave. Suite B
                                      P. O. Box 66
                                      Manitowoc, WI  54221

E. Dean Flynn                         700 E. Magnolia Ave. Suite B
                                      P. O. Box 66
                                      Manitowoc, WI  54221

                                   ARTICLE V

               The name and address of the Corporation's incorporator are:
Patricia E. Manion, Davis & Kuelthau, S.C., 111 East Kilbourn, Suite 1400, Milwaukee, WI 53202-6613.